Exhibit 99.1

Intermolecular Announces Third Quarter 2013 Financial Results
Financial Results Ahead of Guidance, Internal R&D Pipeline Being Primed for Future CDP Growth
SAN JOSE, Calif., October 24, 2013 -- Intermolecular, Inc. (NASDAQ: IMI)-accelerating research and development (R&D) for semiconductor and clean energy industries-today announced results for its third quarter ended September 30, 2013.
Revenue for the third quarter of 2013 was $17.7 million, representing year-over-year growth of 8% from $16.5 million in the third quarter of 2012. Collaborative development program (or CDP) revenue was $11.2 million for the quarter, compared to $12.5 million reported in the same period a year ago. Licensing and royalty revenue was $3.8 million, compared to $3.2 million for the third quarter of 2012. Product revenue was $2.7 million compared to $0.8 million reported in the same period a year ago.
Gross margin in the third quarter of 2013 was 48.9%, compared to 57.0% in the second quarter of 2013 and 56.3% in the third quarter of 2012. As projected in the Company’s previous guidance, the decline in gross margin was primarily attributable to realignment of the Company’s CDP with GLOBALFOUNDRIES, which resulted in a lower CDP revenue run rate in the third quarter, and a lag in the reduction of costs as well as investments in new customer micro-CDPs.
For the third quarter of 2013, the Company reported a net loss of $(2.2) million or $(0.05) per share, compared to a net loss of $(112) thousand, or $(0.00) per share for the third quarter of 2012.
Intermolecular reports revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measure, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.
On a non-GAAP basis, the Company reported a net loss of $(847) thousand or $(0.02) per share, compared to net income of $821 thousand, or $0.02 per share in the third quarter of 2012.
“We have made significant technical progress across multiple CDPs with semiconductor and clean energy customers. We continue to execute in these collaborations to drive the next wave of manufacturing implementation of our developed technology and IP,” said David Lazovsky, President and CEO of Intermolecular. “We plan to sustain investments in internal R&D programs and in micro-CDPs with new customers to position the Company for accelerated growth. We are pleased with our technical execution, and look forward to its impact on licensing and royalty revenue in the years ahead.”

Cash flow from operations for the third quarter of 2013 was $(4.1) million, and primarily reflects the timing of accounts receivables and the realignment of the Company’s CDP with GLOBALFOUNDRIES. The Company invested $2.9 million in capital expenditures in the third quarter, and ended the quarter with cash and investments of $74.5 million.
Outlook for Fourth Quarter 2013
The following statements are based on current expectations for the fourth quarter of 2013.

•	The Company projects revenue in the range of $15.0 to $16.0 million. This revenue projection includes approximately $15 million from backlog as of September 30, 2013.

•
Non-GAAP net loss, which excludes stock-based compensation expense, is projected between $(3.5) million and $(2.5) million, or between $(0.08) per share to $(0.05) per share, on approximately 46 million basic shares outstanding.

Conference Call Today
Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Rick Neely, Chief Financial Officer, to discuss third quarter 2013 results and other business developments.
The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular's Website at http://ir.intermolecular.com for up to 30 days after the call.
About Intermolecular, Inc.
Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean energy industries. The approach consists of the Company's proprietary High Productivity Combinatorial (HPC™) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. "Intermolecular" and the Intermolecular logo are registered trademarks; and "HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.
Forward-Looking Statements
Statements made in this press release and the related earnings conference call that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to: expectations regarding our future revenue and non-GAAP net income (loss) for the fourth quarter of 2013 and the coming quarters; the extent to which fourth quarter 2013 revenue will incorporate backlog from the end of the third quarter; the timing and potential value of our licensing and royalty revenue from products based on IP from our current CDPs; the opportunities with top tier display manufacturers; the effect (including timing) of investing in internal R&D and new micro-CDPs on future growth; the impact of the narrower scope of CDP activities with GLOBALFOUNDRIES; the relative importance and any benefits we may receive as a result of our agreements with Micron and Ulnanotech, including additional opportunities and the effect on our licensing and revenue streams. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to our revenue mix; the extent to which our backlog will convert to revenue; technical progress under our collaborative development programs with our customers; expectations of customers with respect to their business and technology in 2013 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the scalability of our financial model and future earnings leverage; our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility in the semiconductor industry; the early stage of development of the clean energy industry; our potential need for future capital to finance our operations; and other risks described in our 2012 Form 10-K and our subsequent quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Collaborative development program and services revenue	$11,156	$12,481	$34,858	$35,836
Product revenue	2,748	760	5,852	3,495
Licensing and royalty revenue	3,844	3,248	11,079	10,053
Total revenue	17,748	16,489	51,789	49,384
Cost of revenue	9,064	7,204	24,047	21,866
Gross profit	8,684	9,285	27,742	27,518

Operating expenses:
Research and development	6,107	5,174	17,727	16,002
Sales and marketing	1,544	1,322	4,759	3,834
General and administrative	3,008	2,650	9,042	8,190
Total operating expenses	10,659	9,146	31,528	28,026

Operating (loss) income	(1,975)	139	(3,786)	(508)
Interest expense, net	(168)	(255)	(649)	(754)
Other (expense) income, net	(2)	10	66	16
Loss before provision for income taxes	(2,145)	(106)	(4,369)	(1,246)
Income tax provision	26	6	32	12
Net loss	$(2,171)	$(112)	$(4,401)	$(1,258)

Basic and diluted net loss per common share	$(0.05)	$(0.00)	$(0.10)	$(0.03)

Shares used in basic and diluted net loss per common share	45,192	43,279	44,658	42,725

Intermolecular, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of September 30,	As of December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$74,266	$78,283
Marketable securities	250	—
Total cash, cash equivalents and marketable securities	74,516	78,283
Accounts receivable, net	10,382	8,330
Inventory, current portion	1,782	1,631
Prepaid expenses and other current assets	1,161	1,361
Total current assets	87,841	89,605

Inventory, net of current portion	5,096	3,160
Property and equipment, net	27,380	24,058
Intangible assets, net	7,311	6,671
Other assets	164	191
Total assets	$127,792	$123,685

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,780	$971
Accrued compensation and employee benefits	3,742	3,397
Deferred revenue	2,708	3,130
Accrued liabilities	5,102	3,386
Note payable	25,000	26,514
Total current liabilities	40,332	37,398

Other long-term liabilities	304	770
Total liabilities	40,636	38,168

Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	192,816	186,778
Accumulated deficit	(105,706)	(101,305)
Total stockholders’ equity	87,156	85,517
Total liabilities and stockholders’ equity	$127,792	$123,685

Intermolecular, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands, Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(4,401)	$(1,258)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,951	5,865
Stock-based compensation	4,088	2,687
Impairment of long-lived assets	—	949
Loss on disposal of property and equipment	9	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	244	912
Inventory	(1,694)	(1,233)
Accounts receivable	(2,052)	5,526
Accounts payable	2,057	(364)
Accrued and other liabilities	1,199	(580)
Deferred revenue	(422)	(9,714)
Net cash provided by operating activities	5,979	2,790
Cash flows from investing activities:
Purchase of short-term investments	(1,001)	(2,201)
Redemption of short-term investments	751	500
Purchase of property and equipment	(9,054)	(3,760)
Capitalized intangible assets	(1,113)	(776)
Net cash used in investing activities	(10,417)	(6,237)
Cash flows from financing activities:
Proceeds from debt	25,000	—
Payment of debt	(26,514)	(573)
Proceeds from exercise of common stock options	1,935	1,733
Net cash provided by financing activities	421	1,160
Net decrease in cash and cash equivalents	(4,017)	(2,287)
Cash and cash equivalents at beginning of period	78,283	81,002
Cash and cash equivalents at end of period	$74,266	$78,715

Non-GAAP Financial Measures
To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP cost of net revenue	$9,064	$7,204	$24,047	$21,866
Stock-based compensation expense (a)	(379)	(250)	(1,151)	(780)
Non-GAAP cost of net revenue	$8,685	$6,954	$22,896	$21,086

GAAP gross profit	$8,684	$9,285	$27,742	$27,518
Stock-based compensation expense (a)	379	250	1,151	780
Non-GAAP gross profit	$9,063	$9,535	$28,893	$28,298

As a percentage of net revenue:
GAAP gross margin	48.9%	56.3%	53.6%	55.7%
Non-GAAP gross margin	51.1%	57.8%	55.8%	57.3%

GAAP operating (loss) income	$(1,975)	$139	$(3,786)	$(508)
Stock-based compensation expense (a):
- Cost of net revenue	379	250	1,151	780
- Research and development	285	212	969	642
- Sales and marketing	302	199	859	550
- General and administrative	358	272	1,109	715
Non-GAAP operating (loss) income	$(651)	$1,072	$302	$2,179

GAAP net loss	$(2,171)	$(112)	$(4,401)	$(1,258)
Stock-based compensation expense (a)	1,324	933	4,088	2,687
Non-GAAP net (loss) income	$(847)	$821	$(313)	$1,429

Shares used in computing Non-GAAP basic earnings per share	45,192	43,279	44,658	42,725

Shares used in computing Non-GAAP diluted earnings per share	45,192	47,586	44,658	47,422

Non-GAAP earnings per share:
Basic net (loss) income per common share	$(0.02)	$0.02	$(0.01)	$0.03

Diluted net (loss) income per common share	$(0.02)	$0.02	$(0.01)	$0.03

(a) Stock-based Compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

CONTACTS:

Press Contact
David Moreno
MCA Public Relations
dmoreno@mcapr.com
+1.650.968.8900 x125

Investors
Gary Hsueh
Intermolecular, Inc.
Sr. Director of Corporate Development and Investor Relations
gary.hsueh@intermolecular.com
+1.408.582.5635